EXHIBIT 23(a)


                         Consent of Independent Auditors


                  Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register UtiliCorp United Inc.'s Deferred Compensation Obligations, of our reports dated February 1, 1999, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.



                               /s/ Arthur Andersen LLP

                               Arthur Andersen LLP

Kansas City, Missouri
November 19, 1999